EXHIBIT 99.3
                                                                    ------------

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to give effect the acquisition of Iridian Technologies, Inc. (Iridian), consummated on August 16, 2006, as if this transaction had been consummated on June 30, 2006 for purposes of the pro forma condensed consolidated balance sheet and January 1, 2005 for purposes of the pro forma condensed consolidated statements of operations.

      The historical financial statements for L-1 Identity Solutions, Inc. (L-1) formerly known as Viisage Technology, Inc. and Iridian have been derived from their respective financial statements as of the date and for the periods indicated.

      The pro forma adjustments are based on preliminary purchase price allocations. Actual allocations will be based on final appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, income taxes and litigation. The allocations will be finalized after the data necessary to complete the appraisal and analyses of the fair values of acquired assets and liabilities is obtained and analyzed. Differences between the preliminary and final allocations are not expected to have a material impact on the unaudited pro forma condensed consolidated financial statements.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with L-1's audited consolidated financial statements as of and for the year ended December 31, 2005 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2006, included in L-1's Annual Report on Form 10-K/A for the year ended December 31, 2005 and its quarterly report on Form 10-Q for the six months ended June 30, 2006, respectively, and Iridian's audited consolidated financial statements as of and for the years ended December 31, 2005 and 2004 and its unaudited condensed consolidated financial statements for six months ended June 30, 2006 and 2005 are included in this Report on Form 8-K/A.

      The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2006
                                 (IN THOUSANDS)

                                                                                   IRIDIAN PRO
                                                                                      FORMA
                                                    L-1 AS        IRIDIAN AS       ADJUSTMENTS
                                                   REPORTED        REPORTED         (1)  (5)         PRO FORMA
                                                   --------        --------         --------         --------
ASSETS
Current Assets:
       Cash and equivalents                        $ 43,640        $    165         $(34,820)        $  8,985
       Accounts receivable, net                      16,088             521             --             16,609
       Inventory                                      6,634              53             --              6,687
       Other current assets                           1,151             174             --              1,325
                                                   --------        --------         --------         --------

             Total current assets                    67,513             913          (34,820)          33,606


       Property and equipment, net                   19,380              66             --             19,446

       Goodwill                                     176,275           3,844           19,368          199,487

       Intangible assets, net                        30,218              14           11,186           41,418

       Other assets                                   5,033             141             --              5,174
                                                   --------        --------         --------         --------

             Total assets                          $298,419        $  4,978         $ (4,266)        $299,131
                                                   ========        ========         ========         ========

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
       Accounts payable and accrued expenses       $ 14,012        $  2,667         $ (1,961)        $ 14,718

       Convertible notes payable                       --             5,000           (5,000)            --

       Current deferred revenue                       3,343             718             (718)           3,343

       Other current liabilities                        663            --               --                663
                                                   --------        --------         --------         --------


             Total current liabilities               18,018           8,385           (7,679)          18,724


       Deferred tax liability                         3,002            --               --              3,002

       Deferred revenue                               1,936           5,445           (5,445)           1,936

       Other liabilities                                236               6             --                242
                                                   --------        --------         --------         --------


             Total liabilities                       23,192          13,836          (13,124)          23,904


Shareholders' equity (deficit)                      275,227          (8,858)           8,858          275,227
                                                   --------        --------         --------         --------

Total Liabilities and Shareholders' Equity         $298,419        $  4,978         $ (4,266)        $299,131
                                                   ========        ========         ========         ========


       The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDING JUNE 30, 2006
                                 (IN THOUSANDS)

                                                                                  IRIDIAN PRO
                                                                                     FORMA
                                                    L-1 AS        IRIDIAN AS      ADJUSTMENTS
                                                   REPORTED        REPORTED        (3)(4)(6)       PRO FORMA
                                                   --------        --------        ---------       ---------
TOTAL REVENUES                                     $ 48,306        $  1,533        $   --          $ 49,839
TOTAL COST OF REVENUES                               34,667              46             459          35,172
                                                   --------        --------        --------        --------

        Gross profit                                 13,639           1,487            (459)         14,667
                                                   --------        --------        --------        --------

OPERATING EXPENSES:
        Total operating expenses                     17,257           3,951            --            21,208
                                                   --------        --------        --------        --------


OPERATING LOSS                                       (3,618)         (2,464)           (459)         (6,541)

Interest and other income, net                        1,145            (358)           (321)            466
                                                   --------        --------        --------        --------


LOSS BEFORE INCOME TAXES                             (2,473)         (2,822)           (780)         (6,075)
        Provision for income taxes                   (1,315)             (2)           --            (1,317)
                                                   --------        --------        --------        --------

NET LOSS                                           $ (3,788)       $ (2,824)       $   (780)       $ (7,392)
                                                   ========        ========        ========        ========

BASIC AND DILUTED LOSS PER SHARE:                  $  (0.13)                                       $  (0.25)
                                                   ========                                        ========

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES
OUTSTANDING                                          29,042                                          29,042
                                                   ========                                        ========


       The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                                 (IN THOUSANDS)

                                                                                 IRIDIAN PRO
                                                                                    FORMA
                                                    L-1 AS        IRIDIAN AS     ADJUSTMENTS
                                                   REPORTED        REPORTED       (3)(4)(6)        PRO FORMA
                                                   --------        --------       ---------        ---------
TOTAL REVENUES                                     $ 66,224        $  5,101        $   --          $ 71,325
TOTAL COST OF REVENUES                               46,132             249             937          47,318
                                                   --------        --------        --------        --------

           Gross profit                              20,092           4,852            (937)         24,007
                                                   --------        --------        --------        --------

OPERATING EXPENSES:
           Total operating expenses                  26,635           6,075            --            32,710
                                                   --------        --------        --------        --------


OPERATING LOSS                                       (6,543)         (1,223)           (937)         (8,703)
Interest and other income, net                          572            (470)            498             600
                                                   --------        --------        --------        --------


LOSS BEFORE INCOME TAXES                             (5,971)         (1,693)           (439)         (8,103)
           (Provision) benefit for income taxes      (1,382)            491            --              (891)
                                                   --------        --------        --------        --------

NET LOSS                                           $ (7,353)       $ (1,202)       $   (439)       $ (8,994)
                                                   ========        ========        ========        ========

BASIC AND DILUTED LOSS PER SHARE:                  $  (0.37)                                       $  (0.46)
                                                   ========                                        ========

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES
OUTSTANDING                                          19,630                                          19,630
                                                   ========                                        ========

       The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1. On August 16, 2006 L-1, pursuant to an Agreement and Plan of Merger, consummated the acquisition of Iridian for $34.8 million in cash, including estimated transaction costs of $300,000, and net of $0.5 million for a "Holdback Amount" representing the tentative adjustment to the purchase price, subject to the adjustment based on the closing final net asset value.

2. The preliminary estimated excess of the acquisition cost of Iridian over the fair value of the identifiable net assets acquired approximates $23.2 million. The pro forma balance sheet also reflects identifiable intangible assets have been estimated to be $11.2 million and relate principally to acquired technology intangibles and the elimination of historical intangible assets primarily goodwill of $3.9 million. The pro forma balance sheet also reflects the settlement of debt of $5.0 million and accrued liabilities of $2.0 million not assumed by L-1, the elimination of current and long term deferred income for which there are no performance obligations of $6.2 million and the elimination Iridian' historical stockholders' deficit of $8.9 million.

3. The preliminary estimate of identifiable intangible assets of Iridian is $11.2 million with an assumed useful life of 11 years and will be amortized on a straight line basis. The preliminary adjustments to L-1's pro forma cost of revenues to give effect to the Iridian acquisition are presented below:


                                         SIX MONTHS ENDED        YEAR ENDED
                                              JUNE 30,          DECEMBER 31,
                                               2006                2005
                                         ---------------      ---------------
Amortization expense for estimated
   identifiable intangible assets        $          0.5       $          1.1

Elimination of Iridian's historical
   identifiable intangible assets and
   deferred offering cost amortization               --                 (0.2)
                                         ---------------      ---------------


Total adjustment to pro forma cost of
   revenues                              $          0.5       $          0.9
                                         ---------------      ---------------


4. The unaudited pro forma condensed consolidated statements of operations include a pro forma adjustment to eliminate the interest expense of $0.4 million and $0.5 million for the periods presented related to debt repaid from proceeds of the sale at closing of the transaction.

5.   L-1 and Iridian have significant net operating loss carryovers subject to
     Section 382 limitations. L-1, based on a preliminary analysis, believes that a portion of these net operating losses will be available to offset future taxable income within the carryforward period. The related deferred tax assets have a full valuation allowance. The reduction in the valuation allowance resulting from the utilization of net operating losses, if applicable will be recorded as a reduction of goodwill related to the transaction.

6. The unaudited pro forma condensed consolidated statements of operations include pro forma adjustments to eliminate the interest income of $0.7 million for the six months ended June 30, 2006 related to the cash consideration paid as if the transaction occurred at the beginning of 2005. Due to the investment by L-1 Investment Partners in Viisage Technology, Inc. (now known as L-1) occurring at the end of 2005, the proceeds to pay for Iridian came directly from this investment, which resulted in no adjustment to interest income for 2005.